Exhibit 99.1

CHRISTOPHER P. MARR

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of September 30, 2016 by and between CUBESMART, a Maryland real estate investment trust (the “Company”), and Christopher P. Marr (the “Executive”).

WHEREAS, the Company and the Executive entered into an Executive Employment Agreement effective January 1, 2014 (the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement upon the terms and conditions set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such term in the Agreement.

2. Good Reason. Section 5.2(f) is hereby amended and restated to read as follows:

(f) the Company’s failure to adopt a separation or severance plan applicable to the Executive not later than December 1, 2016.

3. Full Force and Effect.  Except as specifically amended herein, the Agreement shall remain in full force and effect.  To the extent of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall supersede and control to the extent of such inconsistency.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

4. Counterparts.  This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile transmission or pdf signatures of this Amendment shall be deemed to be original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

/s/ Christopher P. Marr

Christopher P. Marr

CubeSmart

By:/s/ William M. Diefenderfer III

William M. Diefenderfer III, Chairman